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Exhibit 23.4

LEE KEELING AND ASSOCIATES, INC.

PETROLEUM CONSULTANTS

TULSA OFFICE First Place Tower 15 East Fifth Street • Suite 3500 Tulsa, Oklahoma 74103-4350 (918) 587-5521 • Fax: (918) 587-2881	HOUSTON OFFICE Kellog Brown and Root Tower 601 Jefferson Ave. • Suite 3690 Houston, Texas 77002-7912 (713) 651-8006 • Fax: (281) 754-4934

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

        As independent petroleum engineers, Lee Keeling and Associates, Inc. hereby consents to all references to our firm included in or made a part of the EXCO Resources, Inc. Annual Report on Form 10-K for the year ended December 31, 2007 and further consents to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-132551, 333-133481 and 333-146376) and the Registration Statements on Form S-3 (File Nos. 333-142361 and 333-145885) of EXCO Resources, Inc. of information from our reserve report dated February 7, 2008 on the estimated proved oil and natural gas reserve quantities of EXCO Resources, Inc. and its consolidated subsidiaries presented as of December 31, 2007.

/s/ LEE KEELING AND ASSOCIATES, INC. LEE KEELING AND ASSOCIATES, INC.

Tulsa, Oklahoma
February 28, 2008

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  Exhibit 23.4
PETROLEUM CONSULTANTS
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS